EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE


Earnings per common share were computed as follows:

                                                    NINE MONTHS ENDED                            THREE MONTHS ENDED
                                           ---------------------------------------    ----------------------------------------
                                           SEPTEMBER 30, 1997   SEPTEMBER 30, 1996    SEPTEMBER 30, 1997   SEPTEMBER 30, 1996
Net income applicable to common
  shares:                                     $1,176,131          $  191,000             $1,174,850             $  366,000
                                              ==========          ==========             ==========             ==========


Weighted average number of common
  shares and of common share equivalents:

Weighted average common shares                 5,565,074           5,508,057              5,565,074              5,565,325

Common share equivalents pursuant
  to APB 15                                      171,559             508,196                109,006                502,541
                                              ----------          ----------             ----------             ----------

Total primary weighted average number
  of common shares and common share
  equivalents                                  5,736,633           6,016,252              5,674,080              6,067,866

Additional shares for full dilution
  pursuant to APB 15                                  --                                         --
                                              ----------          ----------             ----------             ----------

Total fully diluted average number of
  common shares and common share
  equivalents                                  5,736,633           6,016,252              5,674,080              6,067,866
                                              ==========          ==========             ==========             ==========

Net income per share:
     Primary                                  $     0.21          $     0.03             $     0.21             $     0.06
                                              ==========          ==========             ==========             ==========
     Fully diluted                            $     0.21          $     0.03             $     0.21             $     0.06
                                              ==========          ==========             ==========             ==========
